Exhibit 10.5

AMENDMENT NO. 4 TO MASTER REPURCHASE AGREEMENT AND ANNEX I TO

MASTER REPURCHASE AGREEMENT SUPPLEMENTAL TERMS AND

CONDITIONS

AMENDMENT NO. 4 TO MASTER REPURCHASE AGREEMENT AND ANNEX I TO MASTER REPURCHASE AGREEMENT SUPPLEMENTAL TERMS AND CONDITIONS, dated as of May 15, 2009 (this “Amendment”), by and among ANTHRACITE FUNDING, LLC (“Delaware Seller”), AHR CAPITAL DB LIMITED, an Irish private limited company (“Irish Seller”, and together with Delaware Seller, individually or collectively as the context may require, “Seller”), ANTHRACITE CAPITAL, INC., a Maryland corporation (“Sponsor”) and DEUTSCHE BANK AG, CAYMAN ISLANDS BRANCH, a branch of a German banking institution (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as hereinafter defined).

RECITALS

WHEREAS, Seller and Buyer are parties to that certain Master Repurchase Agreement and Annex I to Master Repurchase Agreement Supplemental Terms And Conditions, dated as of December 23, 2004, as supplemented by the English Loan Supplement dated December 23, 2004, the Joinder, dated August 24, 2005, and the Joinder, dated October 24, 2005, as amended by that certain Amendment No. 1 to Annex I to Master Repurchase Agreement Supplemental Terms and Conditions, dated February 8, 2007, that certain Amendment No. 2 to Annex I to Master Repurchase Agreement Supplemental Terms and Conditions, dated July 8, 2008 (“Amendment No. 2”), and that certain Amendment No. 3 to Master Repurchase Agreement and Annex I to Master Repurchase Agreement Supplemental Terms and Conditions, dated July 17, 2008 (“Amendment No. 3”) (and as otherwise amended, restated, supplemented or otherwise modified from time to time, including by this Amendment, the “Repurchase Agreement”);

WHEREAS, by the terms of Amendment No. 2, the Irish Seller had, by a clerical error, been removed as a Seller under the Repurchase Agreement and the parties hereto wish to correct such clerical error by reinserting the Irish Seller as a party to the Repurchase Agreement;

WHEREAS, Irish Seller wishes to confirm and agree to the terms of Amendment No. 2 and Amendment No. 3;

WHEREAS, Seller and Buyer wish to further amend the Repurchase Agreement, as more particularly set forth herein;

WHEREAS, Sponsor as the borrower agent (in such capacity, the “BANA Borrower Agent”), the borrowers from time to time parties thereto (each, a “BANA Borrower,” and collectively, the “BANA Borrowers”) and Bank of America, N.A. (“BANA”), as lender (in such capacity, the “BANA Lender”) have agreed to amend (a) that certain Credit Agreement, dated as of March 17, 2006 (the “Existing BANA Credit Agreement”) by entering into that certain Omnibus Amendment to Credit Agreement and Custodial and Payment Application Agreement, dated as of the date hereof (the “BOA Omnibus Amendment”; the Existing BANA

Credit Agreement, as amended by the BOA Omnibus Amendment and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “BANA Credit Agreement”) and (b) that certain Custodial and Payment Application Agreement, dated as April 7, 2006 (the “Existing BANA Custodial Agreement,” and as amended by the BOA Omnibus Amendment and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “BANA Custodial Agreement”), by and among the BANA Borrower Agent, the BANA Lender and BANA, as successor-by-merger to LaSalle Bank National Association, as custodian and bank (in such capacity, the “BANA Custodian”)

WHEREAS, Banc of America Mortgage Capital Corporation (“BAMCC”) and BANA, as buyers (BAMCC and BANA, in such capacity, the “BOA Buyers”), BANA, as buyer agent (in such capacity, the “BOA Buyer Agent”; the BOA Buyer Agent, the BOA Buyers and the BANA Lender, collectively, the “BOA Parties”) and Anthracite Capital BOFA Funding LLC (the “BOA Seller”) have agreed to amend that certain Master Repurchase Agreement, dated as of July 20, 2007 (the “Existing BOA Repurchase Agreement”), by entering into that certain Amendment to Master Repurchase Agreement, dated as of the date hereof (the “BOA Repurchase Amendment”; the Existing BOA Repurchase Agreement, as amended by the BOA Repurchase Amendment and as further amended, restated, supplemented, or otherwise modified from time to time, the “BOA Repurchase Agreement”);

WHEREAS, Morgan Stanley Mortgage Servicing Limited, as security trustee under the MS Loan Agreement (defined below) (“MS Servicing”) and Morgan Stanley Principal Funding, Inc., as agent and lender under the MS Loan Agreement (Morgan Stanley Principal Funding, Inc. and together with MS Servicing, collectively, “Morgan Stanley”; Morgan Stanley together with Buyer and the BOA Parties, collectively, the “Secured Creditors”), as lenders, and AHR Capital MS Limited, as borrower (“AHR-MS Borrower”; and AHR-MS Borrower, together with Sponsor, BOA Seller, the BOA Borrowers, the BOA Borrower Agent and Seller, the “Anthracite Parties”), have agreed to amend and restate the Third Amended and Restated Multicurrency Facility Agreement, dated as of December 31, 2008, by entering into the Fourth Amended and Restated Multicurrency Facility Agreement, dated as of the date hereof (as amended, restated, supplemented, or otherwise modified from time to time, the “MS Loan Agreement”; the MS Loan Agreement, together with the Repurchase Agreement, the BOA Repurchase Agreement and the BANA Credit Agreement, the “Senior Secured Facilities”);

WHEREAS, Sponsor has guaranteed the obligations of (i) the AHR-BOA Borrower under the BOA Credit Agreement, (ii) the AHR-BOA Seller under the BOA Repurchase Agreement, (iii) the Seller hereunder and (iv) the AHR-MS Borrower under the MS Loan Agreement to the applicable Secured Creditors;

WHEREAS, AHR Capital Limited (“AHR Ireland”) is a wholly-owned subsidiary of Sponsor;

WHEREAS, the Secured Creditors have appointed Bank of America, N.A. as collateral agent (in such capacity and together with any successor collateral agent appointed pursuant to the Collateral Agency Agreement, the “Collateral Agent”) pursuant to the Collateral Agency Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agency Agreement”), among the Secured Creditors, the Anthracite Parties and the Collateral Agent;

WHEREAS, as a condition to the effectiveness of this Amendment and to the amendment and amendment and restatement, as applicable, of the other Senior Secured Facilities, the Anthracite Parties have agreed to grant to each Secured Creditor a subordinated second priority lien on all Primary Interests (as defined below) securing the obligations to the other Secured Creditors under the other Senior Secured Facilities;

WHEREAS, the Secured Creditors and the Collateral Agent have entered into the Intercreditor Agreement, dated as of the date hereof (the “Intercreditor Agreement”), to set forth the relative rights of the Secured Creditors in the Primary Interests;

WHEREAS, as a condition to effectiveness of this Amendment, the BOA Amendment and the MS Agreement, Anthracite Secured Interest LLC (“SPE Holdco,”; SPE Holdco together with the Anthracite Parties, the “Loan Parties”), a wholly-owned subsidiary of Sponsor, has agreed to provide the Collateral Agent, for the benefit of the Secured Creditors, with a security interest in all of its assets (the “Additional Collateral”) to the Collateral Agent for the benefit of the Secured Creditors pursuant to the SPE Holdco Security Agreement (as defined below), which security interest constitutes a “securities contract” as contemplated by Section 741(7)(A)(xi) of the Bankruptcy Code as a security agreement or arrangement or other credit enhancement related to any agreement or transaction referred to in Section 741(7)(A) of the Bankruptcy Code;

WHEREAS the Anthracite Parties, SPE Holdco and the Secured Creditors have agreed to the distribution of the proceeds of the Additional Collateral by the Collateral Agent pursuant to the terms of the Custodial and Account Control Agreement, dated as of the date hereof, between the Collateral Agent, SPE Holdco, Sponsor and Bank of America, N.A., in its capacity as custodian thereunder (the “Custodial and Account Control Agreement”);

WHEREAS, Sponsor will cause all distributions received by Sponsor from AHR Ireland to be deposited in the Cash Management Account (as defined in the Custodial and Account Control Agreement) and applied pursuant to the Custodial and Account Control Agreement; and

WHEREAS, Buyer has agreed, subject to the terms and conditions hereof, that the Existing Repurchase Agreement shall be amended as set forth in this Amendment;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to Section 2 of the Repurchase Agreement (Additional and Substitute Definitions).

(a) Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definitions of “Buyer’s Margin Percentage,” “CF Sweep Event,” “CF Sweep

Purchase Percentage,” “Credit Gain,” “Credit Loss,” “Deficit Cure Amount,” “English Loan,” “English Loan Supplement”, “Exit Fee”, “Margin Deficit,” “Margin Excess,” “Margin Notice Deadline,” “Market Value,” “Transition Down Date,” and “Transition Up Date,” in their entirety.

(b) Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of “Affiliate” in its entirety and inserting in lieu thereof the following:

““Affiliate” shall mean, in respect of any specified Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person. For the purposes of this definition, “Control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative thereto; provided, that any Person which owns directly or indirectly 25% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 25% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) shall be deemed to control such corporation or other Person. Notwithstanding the forgoing, for all purposes hereunder, neither BlackRock Financial Management, Inc., Sponsor nor any direct or indirect Subsidiary thereof shall be an “Affiliate” of Bank of America Corporation or any of its Subsidiaries (except BlackRock Financial Management, Inc., Sponsor or any such direct or indirect Subsidiary thereof).”

(c) Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of “Applicable Spread” in its entirety and inserting in lieu thereof the following:

““Applicable Spread” shall mean (i) during the period from the Amendment Effective Date until the Extension Effectiveness Date, a rate per annum equal to 3.50% and (ii) thereafter, a rate per annum equal to 4.00%; provided that, the then-applicable Applicable Margin shall be increased by a rate per annum equal to 4.00% commencing as of the date an Event of Default has occurred and so long as such Event of Default is continuing.”

(d) Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of “Collection Period” in its entirety and inserting in lieu thereof the following:

““Collection Period” shall mean the period from (and including) a Remittance Date to (but excluding) the next Remittance Date.”

(e) Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of “Custodial Agreement” in its entirety and inserting in lieu thereof the following:

““Custodial Agreement” shall mean the Custodial Agreement, dated as of December 23, 2004, by and among the Custodian, the Seller and the Buyer, as the same may be amended, restated, supplemented or otherwise modified from time to time.”

(f) Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of “Guaranty” in its entirety and inserting in lieu thereof the following:

““Guaranty” shall mean that certain Guaranty, dated December 23, 2004, given by Sponsor in favor of Buyer, as reaffirmed by that certain Reaffirmation of Guaranty dated as of February 27, 2007, and amended by that certain Amendment No. 2 to Guaranty dated as of July 8, 2008, and further amended by that certain Amendment No. 3 to Guaranty, dated as of the date hereof, as the same may be amended, restated, supplemented or otherwise modified from time to time.”

(g) Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of “Remittance Date” in its entirety and inserting in lieu thereof the following:

““Remittance Date” shall mean the day falling two (2) Business Days prior the day by which Paydown Target Deficiencies must be communicated pursuant to the definition of “Paydown Target Deficiency” (as such term is defined in the Custodial and Account Control Agreement) and, for the month in which the Termination Date falls, the Termination Date.”

(h) Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of “Repurchase Date” in its entirety and inserting in lieu thereof the following:

““Repurchase Date” shall mean September 30, 2010, or such other date on which this Agreement shall be extended or terminated in accordance with Section 3(e) or such other date as otherwise provided in this Agreement.”

(i) Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of “Transaction Documents” in its entirety and inserting in lieu thereof the following:

““Transaction Documents” shall mean, collectively, the Agreement, any applicable Annexes to the Agreement, the Guaranty, the Custodial Agreement, all Confirmations executed pursuant to the Agreement in connection with specific Transactions, the Parent Pledge Agreement, the Seller Security Agreement, the Additional Collateral Documents and the Second Priority Collateral Documents.”

(j) Schedule I-D (Pricing Rate) of the Existing Repurchase Agreement is hereby amended by amending the definition of “LIBOR Floor” by replacing “3.00%” with “2.00%.

(k) Section 2 of the Existing Repurchase Agreement is hereby amended by inserting the following new definitions in proper alphabetical order:

“”Acceptable Adjustment Information” shall have the meaning set forth in Section 16 (J) hereof.

“Additional Collateral” shall mean the unencumbered assets held by AHR Ireland and SPE Holdco pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Additional Collateral Documents.

“Additional Collateral Documents” shall mean the SPE Holdco Security Agreement, the Additional Parent Pledge Agreement (SPE Holdco), the Additional Share Charge Agreement (AHR Ireland) and the Additional Parent Pledge Agreement (AHR Ireland) and all other security documents which are hereinafter delivered to the Collateral Agent granting a Lien to the Collateral Agent for the benefit of the Secured Creditors on any property of any Person to secure the obligations and liabilities of any Anthracite Party or Affiliate thereof under any Senior Secured Facility.

“Additional Parent Pledge Agreement (AHR Ireland)” shall mean that certain First Priority Irish Share Charge, dated as of May 15, 2009, made by Sponsor in favor of the Collateral Agent for the benefit of the Secured Creditors, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Additional Parent Pledge Agreement (SPE Holdco)” shall mean that certain Equity Pledge and Security Agreement, dated as of May 15, 2009, made by Sponsor in favor of the Collateral Agent for the benefit of the Secured Creditors, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Additional Share Charge Agreement (AHR Ireland)” shall mean that certain First Priority Irish Share Charge, dated as of May 15, 2009, made by Sponsor in favor of the Collateral Agent for the benefit of the Secured Creditors, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Aggregate Extension Criteria” shall mean, collectively:

(l) the Extension Criteria;

(m) the “Extension Criteria,” as defined in the BANA Credit Agreement;

(n) the “Extension Criteria,” as defined in the BOA Repurchase Agreement; and

(o) the extension criteria, as specified in Section 9.3 of the MS Loan Agreement.

“AHR Ireland” shall have the meaning set forth in the Restructuring Amendment.

“AHR Ireland Loan Agreement” shall mean that certain Multicurrency Facility Agreement, dated as of January 27, 2006, between Sponsor, as lender, and AHR Ireland, as borrower.

“AHR-MS Borrower” shall have the meaning set forth in the Restructuring Amendment.

“Anthracite Parties” shall have the meaning set forth in the Restructuring Amendment.

“Asset Attributable Repurchase Price” shall mean, in respect of each Purchased Asset, the outstanding Repurchase Price of the Transaction attributable to such Purchased Asset (excluding accrued Price Differential); provided that, on each Reallocation Date and at any time upon the occurrence of a Reallocation Credit Event, the Buyer may, in its sole and absolute discretion, modify the Asset Attributable Repurchase Price in respect of any Purchased Asset; provided further that, in no event will any such modification of the Asset Attributable Repurchase Price increase the aggregate outstanding Repurchase Price for all Transactions.

“BlackRock Cash Fee” shall mean an amount equal to the lesser of (i) the net interest payment reductions associated with Permitted Refinancing Indebtedness effective after the Amendment Effective Date and (ii) 50% of the base management fees due and payable to BlackRock Financial Management by Sponsor and its Subsidiaries.

“BlackRock Credit Agreement” shall mean that certain Credit Agreement, dated as of March 7, 2008, between Sponsor and BlackRock Holdco 2, Inc., as the same may be amended, restated, supplemented or otherwise modified from time to time.

“BlackRock Entity” shall mean BlackRock Financial Management Inc., BlackRock, Inc., and any of their Subsidiaries or Affiliates.

“BlackRock Financial Management” shall mean BlackRock Financial Management, Inc.

“BlackRock Management Agreement” shall mean that certain Amended and Restated Investment Advisory Agreement by and between Sponsor and BlackRock Financial Management, dated as of March 31, 2008, as amended by that certain First Amendment and Extension dated as of March 11, 2009, as the same may be further amended, modified or extended.

“BOA Parties” shall have the meaning set forth in the Restructuring Amendment.

“BOA Repurchase Agreement” shall have the meaning set forth in the Restructuring Amendment.

“Budget” shall mean a month-to-month budget prepared by Sponsor for the period from the Amendment Effective Date through the initial Repurchase Date; and after the initial Repurchase Date, any Extension Budget accepted by the Buyer in its good faith business judgment.

“Capital Lease Obligations” shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Capital Stock” shall mean all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, and all similar ownership interests in a Person (other than a corporation), including, without limitation, non-managing member membership interests and limited partnership interests, and any and all warrants or options to purchase any of the foregoing.

“Collateral Agency Agreement” shall have the meaning set forth in the Restructuring Amendment.

“Collateral Agent” shall have the meaning set forth in the Restructuring Amendment.

“Custodial and Account Control Agreement” shall have the meaning set forth in the Restructuring Amendment.

“DB Additional Collateral” shall mean all assets over which a Lien has been granted to the Collateral Agent for the benefit of Buyer pursuant to the Additional Collateral Documents.

“DB Primary Interests” shall mean Buyer’s (i) rights in assets purchased under the Repurchase Agreement and in other Property pledged as additional security for all of the obligations of Seller under the Repurchase Agreement (collectively, the “DB Subject Assets”) and (ii) other rights under the Repurchase Agreement and the other Transaction Documents.

“DB Secondary Collateral” shall mean all assets over which a Lien has been granted to the Collateral Agent for the benefit of Buyer pursuant to the Second Priority Collateral Documents.

“Deferred Restructuring Fee” shall mean the sum of the Guaranteed Deferred Restructuring Fee and the Secondary Deferred Restructuring Fee, without duplication.

“Existing Indebtedness” shall have the meaning provided in Section 11 hereof.

“Extension Acceptance” shall have the meaning provided in Section 3(e) hereof.

“Extension Budget” shall mean a month-to-month budget prepared by the Sponsor for the period from the then current Repurchase Date through the requested extended Repurchase Date, which budget shall be delivered by the Sponsor to the Buyer concurrently with the Extension Request.

“Extension Criteria” shall mean the following:

(a) the Buyer receives an Extension Budget at least thirty (30) days prior to the then-current Repurchase Date, in form and substance satisfactory to the Buyer in its sole discretion exercised in good faith;

(b) no Paydown Target Deficiency has occurred and is continuing; and

(c) no Event of Default hereunder has occurred and is continuing.

“Extension Effectiveness Date” shall have the meaning provided in Section 3(e) hereof.

“Extension Request” shall have the meaning provided in Section 3(e) hereof.

“First Priority DB Seller Security Agreement” shall mean the First Priority DB Seller Security Agreement, dated as of the date hereof, delivered by Seller in favor of the Buyer, as the same may be amended, restated, supplemented or otherwise modified from time to time.”

“Guaranteed Deferred Restructuring Fee” shall mean an amount equal to $716,453.65.

“Indebtedness” shall mean, for any Person without duplication: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days after the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (g) Indebtedness of others guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) Indebtedness of general partnerships of which such Person is a general partner; (j) Hedging Transactions and (k) all off balance sheet obligations of such Person.

“Independent Director” shall mean a director meeting the criteria for an “independent director” as set forth in NYSE, Inc., Listed Company Manual § 303(A) (or such successor regulation or standard); provided that, in addition, references to “the company” therein shall include BlackRock Financial Management and its Affiliates.

“Intercompany Subordination Agreement” shall mean an intercompany subordination agreement executed on behalf of Seller by a Responsible Officer of Seller acceptable to Buyer in its sole discretion, such discretion exercised in good faith.

“Intercreditor Agreement” shall have the meaning set forth in the Restructuring Amendment.

“Investment” shall mean in respect of any Person, any loan or advance to such Person, any purchase or other acquisition of any Capital Stock of such Person, any capital contribution to such Person or any other investment or interest in such Person.

“Lien” shall mean any mortgage, lien, pledge, charge, security interest or similar encumbrance.

“Lockbox Account” shall mean the “Pledgor’s Account,” as defined in the Custodial and Account Control Agreement.

“Material Adverse Change” shall mean a material adverse change on (a) any of the Property, business, operations or financial condition of (i) Sponsor and its consolidated Subsidiaries, taken as a whole, or (ii) Seller, (b) the ability of Sponsor or Seller to perform its obligations under any of the Transaction Documents to which it is a party, (c) the validity or enforceability of any of the Transaction Documents or (d) the rights and remedies of the Buyer under any of the Transaction Documents.

“Monetary Credit Event” shall mean any event or occurrence, including, without limitation, any Reallocation Credit Event, that the Buyer has determined, in its sole discretion to have had, or is likely to have, a material adverse effect on the ability of any Purchased Asset to generate current or future cash flows.

“Morgan Stanley” shall have the meaning set forth in the Restructuring Amendment.

“MS Loan Agreement” shall have the meaning set forth in the Restructuring Amendment.

“Net Interest Savings” shall have the meaning set forth in Section 16 (J) hereof.

“New Entities” shall have the meaning set forth in the Restructuring Amendment.

“Parent Pledge Agreement” shall mean that certain Parent Pledge Agreement, dated as of the date hereof, made by Sponsor in favor of the Buyer, as the same may be amended, restated, supplemented or otherwise modified from time to time.”

“Paydown Target Deficiency” shall have the meaning provided in Section 3(l) hereof.

“Paydown Targets” shall mean the quarterly paydown targets in respect of each Secured Creditor, as specified in (i) Section 2.06(f) and Schedule 2.06(f) of the BOA Credit Agreement, (ii) Section 3.14 and Exhibit XI of the BOA Repurchase Agreement, (c) Exhibit C of the Restructuring Amendment and (iv) Section 10.3 and Schedule 18 of the MS Loan Agreement.

“Permitted Asset Refinancing” shall mean Indebtedness, including, without limitation, any refinancings, refundings, renewals or extensions of credit, secured by any asset (a) released from the Buyer’s Lien in accordance with Section 3(d) or (f), (b) released from another Secured Creditor’s Lien pursuant to the terms of the corresponding Senior Secured Facility or (c) released from the Collateral Agent’s Lien pursuant to the Additional Collateral Documents, and, in each case, transferred to a Person who is not an Anthracite Party nor a New Entity; provided that, (A) such Indebtedness shall (i) have a final maturity date no earlier than December 31, 2011; (ii) the terms of such new Indebtedness shall provide that an Event of Default shall not constitute a default or acceleration event under such new Indebtedness; (iii) have representations and warranties, covenants, defaults and events of default which are not materially more restrictive, when taken as a whole, than the applicable representations and warranties, covenants, defaults and events of default in this Agreement; and (iv) be recourse only to such asset and is not otherwise secured by any Primary Interest or Additional Collateral; and (B) if such asset was a Purchased Asset subject to the terms of this Agreement, the Buyer shall receive the Release Price with respect to such Purchased Asset upon the occurrence of such Indebtedness.

“Permitted BlackRock Payments” shall mean the following:

(a) payment of interest under the BlackRock Credit Agreement; so long as (i) such payments are made solely from cash flow of Sponsor’s investment in Carbon Capital II, Inc. and (ii) no default or event of default under any Senior Secured Facility has occurred and is continuing; provided further that BlackRock Holdco 2, Inc. may accept the collateral securing the BlackRock Credit Agreement in full satisfaction of all obligations thereunder;

(b) payments made by issuers of collateralized debt obligations and other third parties (excluding Sponsor, any other Anthracite Party and their respective Subsidiaries) directly to BlackRock Financial Management in respect of administrative, accounting and service fees pursuant to the existing agreements for said services;

(c) BlackRock Cash Fees payable in accordance with the Custodial and Account Control Agreement;

(d) distributions of Capital Stock in Sponsor to any BlackRock Entity, so long as such distributions are made with the unanimous written consent of the Independent Directors of Sponsor; and

(e) payments to any BlackRock Entity pursuant to the Budget.

“Permitted CDO Acquisition” shall mean an investment by an issuer of a collateralized debt obligation in any transaction or series of transactions (i) made using cash of such issuer not permitted to be released to its equity holders, and (ii) not resulting in a reduction of such issuer’s free cash flow from the amount of free cash flow that existed immediately prior to such transaction or transactions.

“Permitted Disposal” shall mean (a) a disposition or (b) a Permitted Asset Refinancing, in either case, of all or any portion of the DB Primary Collateral to or by a third party in a arm’s-length transaction (i) in which the proceeds thereof are not less than the Release Price and (ii) requiring the payment of all such proceeds (less transaction costs satisfactory to the Buyer) directly into the Cash Management Account (as such term is defined in the Repurchase Agreement) on terms satisfactory to the Buyer.

“Permitted Refinancing Indebtedness” shall have the meaning set forth in Section 11(g) of the Restructuring Amendment.

“Primary Interests” as defined in the Intercreditor Agreement.

“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Protective Cure Amounts” shall have the meaning set forth in Section 16(F) of the Restructuring Amendment.

“Purchased Assets” shall mean the Purchased Loans and Purchased Securities, as applicable, it being understood that the “Purchased Loans” or “Purchased Securities” shall be deemed to be “Purchased Loans” or “Purchased Securities” for all purposes of this Agreement.

“Quarterly Paydown Date” shall mean each date set forth on Exhibit C of the Restructuring Amendment, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Quarterly Paydown Target” shall mean the “Cumulative Quarterly Payment Target” set forth on Exhibit C of the Restructuring Amendment.

“Reallocation Credit Event” shall mean any of the following events shall have occurred and be continuing:

(a) with respect any Purchased Asset that is a mezzanine loan or B note:

(i) an event of default under the underlying loan agreement, participation or other financing document with respect to such Purchased Asset (after the expiration of all applicable cure periods, including cure periods afforded to lenders under any applicable intercreditor agreement and/or participation agreement);

(ii) the occurrence of any act of God that causes a material adverse effect on the operations of the Underlying Asset with respect to such Purchased Asset;

(iii) the occurrence of any transfer prohibited (i.e., triggering due-on-sale or due-on-encumbrance provisions) under the underlying loan agreement, participation or other financing document with respect to such Purchased Asset; or

(iv) the occurrence of a casualty or a condemnation at an Underlying Asset with respect to a Purchased Asset which causes a material adverse effect on the operations of such Underlying Asset.

(b) with respect any Purchased Asset that is a CMBS security or other real estate-related financial product:

(i) the downgrade by any Rating Agency of such Purchased Asset;

(ii) the placement by any Rating Agency of such Purchased Asset on a watchlist; or

(iii) the issuance by any Rating Agency of a negative outlook report with respect to such Purchased Asset.

“Reallocation Date” shall mean the 15th calendar day of each month, commencing with the first such date after the Amendment Effective Date; provided, that if any such date is not a Business Day, the “Reallocation Date” shall be the immediately succeeding Business Day.

“Release Price” shall mean, with respect to any Purchased Asset, the greatest of:

(a) the sum of:

(i) the Asset Attributable Repurchase Price for such Purchased Asset, plus

(ii) Price Differential accrued thereon, plus

(iii) the pro rata share of any other amount payable hereunder (excluding any amount payable in respect of the Deferred Restructuring Fee), plus

(iv) reasonable transaction costs relating to the Permitted Disposal in respect of such Purchased Asset, plus

(v) an amount equal to 25% of the Asset Attributable Repurchase Price for such Purchased Asset;

(b) an amount equal to 30% of the face amount of such Purchased Asset;

(c) 100% of the proceeds (less costs satisfactory to Buyer in its sole discretion exercised in good faith) in connection with any Permitted Disposal of such Purchased Asset; and

provided that, the Release Price of any Purchased Asset may be decreased by the Buyer in its sole discretion, exercised in good faith.

“Reserved Matter” shall mean any modification to the contractual relations between a Secured Creditor and any Anthracite Party which does or could:

(a) cause the date on which a payment is due from that Anthracite Party to fall sooner than agreed;

(b) increase the overall amount which that Anthracite Party is or will be obliged to pay over the life of those contractual relations or increase the amount of principal, interest fees or other amounts payable under those contractual relations or change the basis on which such amounts are calculated;

(c) change the Paydown Targets;

(d) change the way in which funds paid by that Anthracite Party are to be applied to amounts payable by that Anthracite Party;

(e) change the currency in which amounts due are payable;

(f) change the conditions of disposing of any interest in an asset of that Anthracite Party;

(g) change the ability of that Anthracite Party to agree to modify agreements between it and any of its debtors or other obligors;

(h) change the way in which amounts payable to that Anthracite Party are to be applied;

(i) change the Aggregate Extension Criteria;

(j) postpone, release or modify any obligation of that Anthracite Party to provide information, meet financial performance thresholds, not incur further Indebtedness or not grant new security;

(k) effect a change to the Secured Creditors or the Anthracite Parties;

(l) change any consent mechanism;

(m) vary the nature, scope or terms of any guarantee and indemnity; or

(n) have a material adverse effect on (i) the ability of the Anthracite Parties to fully and timely perform any of their obligations under any Transaction Document or (ii) any other Secured Creditor’s rights under its respective Senior Secured Facility and the applicable transaction documents thereunder.

“Responsible Officer” shall mean, as to any Person, the chief executive officer, the chief financial officer, the President, the Vice President, any director, the Secretary or the Treasurer or any other duly appointed officer of such Person or of its sole member or managing member customarily performing functions similar to those performed by any of the foregoing officers of such Person.

“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof).

“Restructuring Amendment” shall mean that certain Amendment to the Repurchase Agreement, dated as of May 15, 2009, between Seller and Buyer.

“Second Priority Collateral” shall mean all assets of the Anthracite Parties over which a Lien has been granted to the Collateral Agent for the benefit of any Secured Creditor pursuant to the Second Priority Collateral Documents.

“Second Priority Collateral Documents” shall mean the Second Priority Security Agreement (BOA Collateral), the Second Priority Security Agreement (MS Collateral), the Second Priority Pledge Agreement (BOA Equity) and the Second Priority Pledge Agreement (MS Equity), the Second Priority Debenture (MS Collateral), the Second Priority Share Pledge (MS Equity), the Second Priority Collection Account Control Agreement (MS Collateral) and all other security documents which are hereinafter delivered to the Collateral Agent granting a second-priority Lien to the Collateral Agent for the benefit of the Buyer on any Property of any Person to secure the obligations and liabilities of any Anthracite Party or Affiliate thereof under any Loan Document or any Transaction Document.

“Second Priority Collection Account Control Agreement (MS Collateral)” shall mean the Second Priority Collection Account Security and Control Agreement, dated on or about the date hereof, among the AHR-MS Borrower, BANA, as Collateral Agent and BANA, as bank, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Second Priority Debenture (MS Collateral)” shall mean Second Ranking Debenture, dated on or about the date hereof, made by the AHR-MS Borrower, in favor of Bank of America, N.A., as Collateral Agent, custodian and account bank, the Servicers (as defined therein) and Citco Corporate Services (Ireland) Limited, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Second Priority Pledge Agreement (BOA Equity)” shall mean the Second Priority Parent Pledge Agreement to be executed and delivered by Sponsor in favor of the Collateral Agent for the ratable benefit of the Buyer and Morgan Stanley, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Second Priority Pledge Agreement (MS Equity)” shall mean the Second Priority Parent Pledge Agreement to be executed and delivered by Sponsor in favor of the Collateral Agent for the ratable benefit of the BOA Parties and Buyer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Second Priority Security Agreement (BOA Collateral)” shall mean the Second Priority Borrower Security Agreement to be executed and delivered by the BOA Seller in favor of the Collateral Agent for the ratable benefit of the Buyer and Morgan Stanley, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Second Priority Security Agreement (MS Collateral)” shall mean the Second Priority Pledge and Security Agreement to be executed and delivered by the AHR-MS Borrower in favor of the Collateral Agent for the ratable benefit of the BOA Parties and Buyer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Second Priority Share Pledge (MS Equity)” shall mean the Second Priority Irish Share Charge, dated on or about the date hereof, made by Sponsor in favor of Bank of America, N.A. (as Collateral Agent for the ratable benefit of the Second Priority Secured Parties), as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Secondary Deferred Restructuring Fee” shall mean an amount equal to $5,015,175.55.

“Secured Creditors” shall have the meaning set forth in the Restructuring Amendment.

“Seller Security Agreement” shall mean the Seller Security Agreement, dated as of the date hereof, delivered by the Seller in favor of the Buyer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Senior Secured Facilities” shall have the meaning set forth in the Restructuring Amendment.

“Specified Cash Proceeds” shall mean the aggregate amount of Repurchase Price reduced from the application of proceeds under:

(i) Section 5(d) (but only in respect of regularly scheduled principal payments);

(ii) Section 5(c)(iv);

(iii) Section 5(d) (but only in respect of any amounts received in excess of the Asset Attributable Repurchase Price);

(iv) Section 3(d) (but only in respect of any amounts received in excess of the Asset Attributable Repurchase Price) of this Agreement; and

(v) the application of amounts received by the Buyer from the Cash Management Account (as such term is defined in the Custodial and Account Control Agreement) pursuant to Section 2(d)(iii)(c) and Section 2(d)(iii)(e) of the Custodial and Account Control Agreement, in each case, received by the Buyer after the Amendment Effective Date, without duplication.

“SPE Holdco” shall have the meaning set forth in the Restructuring Amendment.

“SPE Holdco Security Agreement” shall mean that certain Pledge and Security Agreement to be executed and delivered by SPE Holdco in favor of the Collateral Agent for the benefit of the Secured Creditors, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof Voting Power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have Voting Power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person; provided, that any issuer of certificated subordinate classes and residual equity interests in collateralized debt obligations, collateralized loan obligations or collateralized bond obligations (including, without limitation, any synthetic collateralized debt obligations or synthetic collateralized loan obligations) shall not be deemed a “Subsidiary” hereunder.

“Underlying Asset” shall mean, in respect of any Purchased Asset, the income-producing commercial real estate, loan note, bond, security or other asset which directly or indirectly secures such Purchased Asset or to which such Purchased Asset is otherwise related.

“Unsecured Anthracite Notes” shall mean the notes, preferred shares and other securities and obligations of Sponsor and its Affiliates listed on Schedule 1.

“Voting Power” shall mean of any Voting Stock the number of votes such Voting Stock are entitled to cast for directors of Seller at any meeting of stockholders of such Seller.

“Voting Stock” shall mean all securities issued by Seller having the ordinary power to vote in the election of directors of Seller other than securities having such power only upon the occurrence of a default or any other extraordinary contingency.

SECTION 2. Amendments to Section 3 of the Repurchase Agreement (Initiation; Confirmation; Termination; Fees). Section 3 of the Repurchase Agreement is hereby amended by:

(A) deleting Section 3(b) in its entirety and inserting the following in lieu thereof:

“(b) Notwithstanding anything contained herein to the contrary and in addition to any other amounts payable hereunder, Seller hereby promises to pay to the Buyer, without duplication, the Deferred Restructuring Fee. The Deferred Restructuring Fee shall be due and payable to the Buyer on any date that is the earlier of (a) the date on which the Repurchase Price for all Purchased Assets is repaid in full, (b) the Repurchase Date and (c) any date on which the balance of the Repurchase Price is declared, or becomes automatically, accelerated pursuant to Section 14 hereof; provided, that if the Buyer agrees to the repurchase by the Seller of all Purchased Assets and has otherwise released all other Liens on the Collateral, prior to the payment of the Secondary Deferred Restructuring Fee, then any outstanding Secondary Deferred Restructuring Fee shall be deemed waived.”

(B) deleting Sections 3(d)(iii), 3(d)(iv) and 3(d)(v) in their entirety and inserting the following in lieu thereof:

“(iii) on such Early Repurchase Date, Seller pays to Buyer an amount equal to the sum of the Asset Attributable Repurchase Price and any other amounts payable under this Agreement (including, without limitation, Section 3(i) of Annex I) with respect to the repurchase of such Purchased Asset which is subject to a Permitted Disposal.

(iv) Reserved.

(v) Reserved.”

(C) deleting Section 3(e) in its entirety and inserting the following in lieu thereof:

“3(e) Extension of the Repurchase Date.

(i) On the Repurchase Date, termination of the applicable Transactions will be effected by transfer to Seller or its agent of the Purchased Assets and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of Seller pursuant to Section 5). Notwithstanding the foregoing, on a date that is not earlier than thirty (30) days prior to the then current Repurchase Date, if the Extension Criteria shall be satisfied, the Seller may request (such request, the “Extension Request”) that the Buyer extend the

Repurchase Date to March 30, 2011. The Buyer may, in its sole discretion, agree to such Extension Request by providing written notice of such extension to the Seller (the “Extension Acceptance”) no later than five (5) Business Days prior to the then current Repurchase Date; provided that, any such extension shall be effective on the date that the Extension Acceptance is given by Buyer (the “Extension Effectiveness Date”). Any failure by the Buyer to deliver such Extension Acceptance shall be deemed to be the Buyer’s determination not to extend the then-current Repurchase Date.

(ii) If, notwithstanding the satisfaction of the Extension Criteria on the date that the Buyer receives the Extension Request and the date that is five (5) Business Days prior to the then-current Repurchase Date, the Buyer determines not to extend the then-current Repurchase Date, the Buyer shall, upon the Repurchase Date, (i) accept only the DB Primary Interests in full satisfaction of all obligations under the Repurchase Agreement, including, without limitation, the obligation of Sponsor and the Seller to pay the Deferred Restructuring Fee, and (ii) upon the effective transfer of all DB Primary Interests to the Buyer (or its designee), free and clear of all other Liens or interests of third parties, including, without limitation, any Liens or interests held by the Collateral Agent for the benefit of the other Secured Creditors, cease to enjoy the benefit of, and otherwise release, all Liens granted to Buyer, or to the Collateral Agent for the benefit of the Buyer, pursuant to the Second Priority Collateral Documents and the Additional Collateral Documents.”

(D) deleting Section 3(f) in its entirety and inserting the following in lieu thereof:

“(f) Promptly upon the payment in full of the Asset Attributable Repurchase Price with respect to the Purchased Asset which is subject to a Permitted Disposal, Buyer shall grant the Anthracite Parties and the New Entities (i) a release by such Person of all its right, title and interest in, to and under such Purchased Asset, and (ii) execute and deliver such other documents as may be necessary under the laws of the relevant jurisdiction to effect a complete and unconditional release. All cost and expenses in connection with all necessary release documents shall be paid by Seller and its Subsidiaries upon demand. If, after giving effect to any release pursuant to Sections 3(d)(iii) above or this Section 3(f), no Purchased Assets remain subject to any Transaction under the Repurchase Agreement, then simultaneously with such release, the Buyer shall (i) cease to enjoy the benefit of, and otherwise release, all Liens granted to Buyer pursuant to the Second Priority Collateral Documents, the Additional Collateral Documents, the other DB Primary Interests, and the DB Secondary Collateral.”

(E) deleting Section 3(l) in its entirety and inserting the following new Sections 3(l) and 3(m) in lieu thereof:

“(l) Beginning with the quarter ending September 30, 2009, if on any Quarterly Paydown Date, the Specified Cash Proceeds received by the Buyer as of such Quarterly Paydown Date is less than the Quarterly Paydown Targets specified for such Quarterly Paydown Date (the “Paydown Target Deficiency”), then, in accordance with the terms of the Custodial and Account Control Agreement, the Buyer shall provide the

Collateral Agent with written notice of such Paydown Target Deficiency on or before the applicable Remittance Date. Any amounts received by the Buyer pursuant to Section 2(d)(iii)(b) of the Custodial and Account Control Agreement, shall be applied pursuant to Section 5(d) of this Agreement.

(m) The net cash proceeds received by Sponsor or any of its Subsidiaries from the sale or issuance of Capital Stock or from any Indebtedness permitted under Section 11(g) hereof shall be deposited in the Cash Management Account for application in accordance with Section 2(d)(iii) of the Custodial and Account Control Agreement.”

SECTION 3. Amendments to Section 4 of the Repurchase Agreement (Margin Maintenance). Section 4 of the Repurchase Agreement is hereby amended by deleting Section 4 in its entirety and inserting the following in lieu thereof:

“4 Intentionally omitted.”

SECTION 4. Waiver of Margin Deficit. Buyer hereby acknowledges and agrees that upon the Amendment Effective Date, any outstanding obligation to cure any Margin Deficit shall be waived.

SECTION 5. Acknowledgement of Status of Irish Seller. Each of Delaware Seller, Irish Seller and Buyer acknowledge and agree that (i) at no time did Irish Seller cease to be a party to the Repurchase Agreement, and (ii) Irish Seller acknowledges and agrees to all other terms of Amendment No. 2 (except all references to Irish Seller being removed as a Seller under the Master Repurchase Agreement), and all of the terms of Amendment No. 3.

SECTION 6. Intentionally omitted.

SECTION 7. Amendments to Section 12(k) of the Repurchase Agreement (Financial and Reporting Information). Section 12(k) of the Repurchase Agreement is hereby amended by:

(a) deleting from subsection 12(k)(ii) the phrase “and accompanied, in all cases, by an unqualified report” in its entirety and inserting in lieu thereof the following phrase “prepared by”;

(b) deleting subsection 12(k)(iv) in its entirety and inserting in lieu thereof:

“(iv) as soon as available and in any event within thirty (30) days after the end of each calendar month, the unaudited (non GAAP) consolidated balance sheet of Sponsor and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statement of cash flows and a schedule of assets for Sponsor and its consolidated Subsidiaries for such month, setting forth in each case in comparative form the figures for the previous year;”

SECTION 8. Required Filings. Seller shall promptly provide Buyer with copies of all documents which Sponsor or any of its Affiliates is required to file with the SEC in accordance with the 1934 Act or any rules thereunder.

SECTION 9. Intentionally omitted.

SECTION 10. Additional Notices. Seller shall give notice to Buyer of:

(a) any proposed or existing amendment, waiver, modification, margin notice, requests for payment, notice of acceleration or any other communication or notice regarding the payment terms under any Senior Secured Facility or any other Indebtedness of Sponsor or any of its Subsidiaries;

(b) any notice filed by Sponsor or any of its Subsidiaries with the SEC or any other governmental authority;

(c) any (i) default under any Senior Secured Facility, (ii) any default or event of default under any contractual obligation of Sponsor or any of its Subsidiaries which if not cured could result in liability in excess of $1,000,000 or could reasonably be expected to cause a Material Adverse Change or (iii) any litigations, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings which may exist at any time between Sponsor or any of its Subsidiaries and any governmental authority with an amount in controversy in excess of $1,000,000 or which, if adversely determined, as the case may be, could reasonably be expected to cause a Material Adverse Change; and

(d) any Material Adverse Change.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Sponsor (a) setting forth details of the occurrence referred to therein and (b) stating what action each of Seller and Sponsor proposes to take with respect thereto.”

SECTION 11. Limitation on Indebtedness: Neither Sponsor nor any of its Subsidiaries shall create, incur, assume or suffer to exist any Indebtedness, other than:

(a) Indebtedness outstanding pursuant to this Agreement and the other Transaction Documents;

(b) unsecured trade payables, in an aggregate amount not to exceed the amounts set forth therefor in the Budget;

(c) unsecured Indebtedness of Sponsor or any of its Subsidiaries; provided, with respect to any such Indebtedness owing to any BlackRock Entity (other than the BlackRock Credit Agreement and the AHR Ireland Loan Agreement):

(i) Sponsor or any of its Subsidiaries has previously executed and delivered to the Buyer the Intercompany Subordination Agreement in connection therewith; or

(ii) such Indebtedness is otherwise subordinated to the Buyer and the other Secured Creditors on terms and conditions satisfactory to the Secured Creditors, which terms shall include, but not be limited to, (1) subordination of such BlackRock Entity’s rights to receive any payment or realization on any collateral pledged by Sponsor or any of its Subsidiaries as security for obligations owed to such BlackRock Entity, to the rights of the Buyer and of the other Secured Creditors under each Senior Secured Facility, (2) deferral of any payment amount owed or to be paid to such BlackRock Entity until each of the obligations owed to the Buyer and each other Secured Creditor pursuant to the Senior Secured Facilities has been satisfied in full and (3) subordination of such BlackRock Entity’s rights in any bankruptcy or insolvency proceeding of Sponsor or any of its Subsidiaries to the rights of the Buyer and each other Secured Creditor, provided, with respect to any such Indebtedness other than such Indebtedness owing to a BlackRock Entity, such Indebtedness has been subordinated to the Secured Creditors on terms and conditions satisfactory to the Secured Creditors, the proceeds of which Indebtedness are deposited into the Cash Management Account and applied in accordance with Section 2(d)(iii) of the Custodial and Account Control Agreement;

(d) Indebtedness pursuant to the “Transaction Documents” (as defined in the BOA Repurchase Agreement), the “Loan Documents” (as defined in the BANA Credit Agreement) and the “Finance Documents” (as defined in the MS Loan Agreement);

(e) other Indebtedness outstanding as of the Amendment Effective Date and set forth on Exhibit D of the Restructuring Amendment (“Existing Indebtedness”);

(f) any refinancings, refundings, renewals or extensions of any Indebtedness outstanding described in clause (a) or (d) above pursuant to this Agreement or the Transaction Documents; provided that, (i) such Indebtedness satisfies the Permitted Asset Refinancing definition hereof, (ii) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension, provided, further, that if such new Indebtedness is secured by a pledge of collateral released pursuant to the terms of the Transaction Documents or the applicable “Transaction Documents”, “Loan Documents”, or “Finance Documents” described in clause (d) above, the amount of indebtedness may be in an amount up to 125% of the allocated loan amounts or release price (less price differential), as applicable, associated with such collateral so released (which shall equal 125% of the Asset Attributable Repurchase Price in the case of any Purchased Asset), (iii) such refinancing, refunding, renewal or extended Indebtedness shall not have a final maturity prior to the final maturity date of the Indebtedness being refinanced, refunded, renewed or extended and (iv) the applicable Secured Creditor receives all amounts received pursuant to such refinancing, less any approved expenses;

(g) any refinancings, refundings, renewals or extensions of the Existing Indebtedness defined in clause (e) above; provided, that, such Indebtedness (i) shall not have scheduled payments in amounts greater than the payments due for such period pursuant to the Indebtedness that is being refinanced, refunded or extended through the period ending on the later of (x) three (3) years from the date hereof; and (y) the Termination Date; (ii) shall not have a greater interest rate (inclusive of origination fees, exit fees and other fees) than the Indebtedness being refinanced, refunded, renewed or extended; (iii) shall not be for a shorter term than the Indebtedness being refinanced, refunded, renewed or extended; (iv) the proceeds of such refinancing, refund, renewal or extension are deposited into the Cash Management Account (as such term is defined in the Custodial and Account Control Agreement) for application in accordance with the Custodial and Account Control Agreement; (v) such new Indebtedness is not incurred by any Anthracite Party (other than the Sponsor); (vi) the terms of such new Indebtedness shall provide that an Event of Default shall not constitute a default or acceleration event under such new Indebtedness; (vii) the terms of such new Indebtedness shall have representations and warranties, covenants, defaults and events of default which are not materially more restrictive, when taken as a whole, than the applicable representations and warranties, covenants, defaults and events of defaults in any of the Transaction Documents; and (viii) the net proceeds of such refinancings or refundings are deposited into the Cash Management Account for application in accordance with Section 2(d)(iii) of the Custodial and Account Control Agreement;

(h) the BlackRock Credit Agreement;

(i) any Indebtedness of a Subsidiary of Sponsor owed to Sponsor;

(j) any other Indebtedness incurred with the consent of the Buyer and the other Secured Creditors, on terms acceptable to the Buyer and the Secured Creditors in their respective sole discretion.”

SECTION 12. Limitation on Liens. Neither Sponsor nor any of its Subsidiaries shall create, incur, assume or suffer to exist any Lien on any Purchased Assets, its respective Property or revenues, whether now owned or hereafter acquired by it, other than:

(a) Liens created pursuant to this Agreement and the other Transaction Documents;

(b) Liens for taxes, assessments or other governmental charges or levies not yet subject to penalties or which are being contested in good faith and for which adequate reserves have been established by Seller in accordance with GAAP;

(c) Liens arising out of judgments or orders which do not constitute an Event of Default and for which adequate reserves have been established by Seller in accordance with GAAP;

(d) Liens created pursuant to the Second Priority Collateral Documents or the Additional Collateral Documents;

(e) Liens created pursuant to the other Senior Secured Facilities;

(f) Liens created in favor of Sponsor pursuant to Indebtedness permitted under Section 11 above;

(g) Liens created pursuant to the BlackRock Credit Agreement; and

(h) Liens created pursuant to secured Indebtedness permitted pursuant to Section 11 hereof; provided that any unsecured Indebtedness as of the Amendment Effective Date remains unsecured.”

SECTION 13. Intentionally omitted.

SECTION 14. Intentionally omitted.

SECTION 15. BlackRock Payments and Management Fees.

(a) Neither Sponsor nor any of its Subsidiaries shall enter into any arrangement for the payment of, or pay, management, advisory, incentive or similar fees, except (i) payment of management and advisory fees pursuant to the Custodial and Account Control Agreement and (ii) management and advisory fees payable in the form of Capital Stock of Sponsor or such Subsidiary to the applicable BlackRock Entity pursuant to the BlackRock Management Agreement or management fees to its corporate services provider paid in the ordinary course of business; provided, that in any event no such fees may be paid (but may accrue) during the continuance of an Event of Default.

(b) Neither Sponsor nor any of its Subsidiaries shall make any payment to BlackRock Financial Management or any other BlackRock Entity, other than Permitted BlackRock Payments.”

SECTION 16. Additional Affirmative Covenants:

(A) REIT Status. Other than as specifically set forth herein, neither Sponsor nor any of its Subsidiaries shall make any Restricted Payments in excess of the minimum amount necessary for Sponsor to qualify for the “deduction for dividends paid” pursuant to Section 857(a)(1) of the Code, it being understood that any such distribution shall be made in the form of Capital Stock of Sponsor or any Subsidiary rather than in cash or other Property to the maximum extent permitted under law.

(B) Additional Reporting Requirements.

(i) Sponsor and Seller shall provide the Buyer with a report, certified by a Responsible Officer of Sponsor as to the accuracy, correctness and completeness of such report, on the performance of all Purchased Assets and other DB Primary Interests on a monthly basis on each Remittance Date, such reports to include, without limitation, information regarding the asset-level performance of Additional Collateral and the information listed on Exhibit E.

(ii) Sponsor and Seller will promptly, following any reasonable request therefor from the Buyer, report such other information regarding its operations, business affairs and financial condition, or compliance with the terms of the Transaction Documents and the Senior Secured Facilities. Such reporting will include without limitation, details of Sponsor’s cash accounts at each month end and a schedule of its unfunded commitments.

(iii) To the extent not included in the reports specified in clauses (i) and (ii) above, Sponsor and its Subsidiaries shall provide to the Buyer with a copy of any other information or report requested by any other Secured Creditor pursuant to the terms of their corresponding Senior Secured Facility.

(iv) If so requested, Sponsor shall provide the Buyer with a summary of the corporate structure of Sponsor and its Subsidiaries, showing all corporate and contractual relationships (including, without limitation, any payments or distribution obligations) (1) among and between such Persons and (2) among such Persons and any BlackRock Entity, such summary to be certified as to its accuracy as of the date of delivery to the Buyer by a Responsible Officer of Sponsor, and be in form and substance acceptable to the Buyer in its sole discretion.

(C) Unsecured Anthracite Notes. Upon any failure by Sponsor to make any payment of principal or interest on any Unsecured Anthracite Notes when due, Sponsor shall immediately notify the Buyer of such failure and consult with the Buyer and the other Secured Creditors prior to taking any action with respect thereto.

(D) Modification of Purchased Assets. Without the prior written consent of the Buyer, Seller shall not amend, modify or otherwise agree to any amendment, change in, or grant any waiver or deliver any consent or approval with respect to, any Purchased Asset or Underlying Asset if the effect of such action would cause or is reasonably likely to cause a Monetary Credit Event or a material adverse effect in respect of such Purchased Asset or Underlying Asset.

(E) No Dealing with Purchased Assets. Seller shall not, except with the prior consent of the Buyer:

(i) assign, transfer, sell, lease, exchange, convey, discount, dispose of or deal with any Property or asset, other than any Permitted Disposal;

(ii) grant, create or permit to exist any Lien over (including the grant of security or trust over or the occurrence of execution or diligence in respect of) all or any of the benefit of any Property or asset other than the security granted over the Purchased Assets pursuant to the Transaction Documents and the Second Priority Collateral Documents; and

(iii) permit the release of any Person from any obligation in respect of any Property or asset, except as contemplated by the loan documents with respect to such Person.

(F) Advances and Payments. Provided that no Event of Default shall have occurred and be continuing at such time and upon delivery of prior written notice to the Buyer, Seller shall, from time to time, have the right to draw an amount (each, a “Protective Cure Amount”) from the Lockbox Account to pay for, or otherwise reimburse itself for, any costs or expenses incurred by Seller relating to the exercise of any cure rights related to, or in connection with entering into any modifications, waivers and/or consents with respect to, any defaulted or distressed Purchased Asset; provided, that the aggregate Protective Cure Amounts for any period shall not exceed the unused amount of the contingency reserve set forth in the Budget for such period.

(G) Material Amendments to Secured Facilities. Sponsor shall not, and shall not allow any Subsidiary, to enter or agree to enter into any amendment or modification to any Senior Secured Facility that relates to any Reserved Matter without the prior written consent of the Buyer and each other Secured Creditor. Unless specifically agreed to by the Buyer in writing, any other amendment or modification to a Senior Secured Facility will be incorporated automatically herein if such amendment or modification is (i) more restrictive with respect to the Sponsor, Seller and/or their respective Affiliates or (ii) more favorable to the Buyer or its Affiliates, in each case, than similar provisions contained herein.

(H) Release of Collateral. No item of DB Primary Collateral may be sold, transferred, assigned or otherwise disposed of without the prior written consent of the Buyer unless (a) such asset is subject to a Permitted Disposal and (b) the Buyer has received a prepayment or payment in an amount no less than the Release Price for such item, minus any reasonable transaction costs.

(I) Transfer of Released Assets. Sponsor shall, or shall cause its applicable Subsidiary to, transfer all assets that are (i) not subject to a Permitted Disposal and (ii) released from a Secured Creditor’s Lien pursuant to the terms of the applicable Senior Secured Facility, to be (1) transferred to either SPE Holdco or AHR Ireland and (2) made subject to the terms of the Additional Collateral Documents and pledged as collateral security to the Collateral Agent for the benefit of the Secured Creditors. Sponsor and its Subsidiaries agree to take such further action as may be necessary and desirable in furtherance of the foregoing.

(J) Adjustments to Budget. Upon the effectiveness of any Permitted Refinancing Indebtedness, Sponsor and Seller shall deliver to the Buyer (i) certified copies of all material documents in respect of such Permitted Refinancing Indebtedness, (ii) evidence of any net interest payment reductions resulting from such Permitted Refinancing Indebtedness (such net interest payment reductions, “Net Interest Savings”), (iii) a calculation of the BlackRock Cash Fee based on such Net Interest Savings (if any) and (iv) a calculation of the applicable adjustment to the Budget with respect of such Net Interest Savings and BlackRock Cash Fee, in each case, in form and substance acceptable to the Lender in its sole discretion (items (i) through (iv) collectively, “Acceptable Adjustment Information”). Within ten (10) Business Days after receipt of Acceptable Adjustment Information, the Lender shall notify the Collateral Agent of (i) the BlackRock Cash Fee allowed to be paid pursuant to, and in accordance with, the Custodial and Account Control Agreement and (ii) the applicable adjustment to the Budget reducing the allocated interest payment amounts in respect of such Net Interest Savings and BlackRock Cash Fee.

(K) Additional or More Restrictive Covenants. Neither Sponsor nor Seller, has, nor shall make, modify, amend or supplement any covenant to any other Person (i) that is more restrictive on Sponsor or Seller than those set forth in this Section 16, and/or (ii) that relate to the Sponsor’s or Seller’s assets, liabilities, income, net worth, liquidity, profitability and/or with respect to ratios relating to any of the foregoing and/or the occurrence of a material adverse effect; unless Sponsor has notified the Buyer thereof and has executed an amendment to this Agreement in a form acceptable to Buyer whereby Sponsor and Seller have made the same (or substantially the same) covenant(s) (each, a “Restrictive Covenant”) to the Buyer, which Restrictive Covenant(s) shall be in addition to (and not in lieu of) Sponsor’s and the Seller’s covenants and obligations under this Agreement. With respect to such amendment, Sponsor and Seller shall, in the event that Buyer so requests, also have delivered to the Buyer an opinion of counsel to Sponsor and the Seller acceptable to the Buyer in its sole discretion. Such amendment shall provide that: (x) Sponsor and Seller shall promptly notify the Buyer (together with evidence reasonably satisfactory to the Buyer) if compliance with any of the Restrictive Covenants is waived by the beneficiary thereof, and, in such event, for so long as such waiver is in effect, a breach of such Restrictive Covenant shall not constitute a default under this Agreement (provided that none of the other covenants in this Section 16 are breached), and (y) prior to Sponsor or Seller entering into any modification, supplement or amendment of a Restrictive Covenant made in favor of any Person, Sponsor and Seller shall have executed a further amendment to this Agreement in a form acceptable to the Buyer whereby the applicable Restrictive Covenant shall be modified, supplemented or amended. With respect to such amendment, Sponsor and Seller shall, in the event that Buyer so requests, also have delivered to the Buyer an opinion of counsel to Sponsor and Seller acceptable to the Buyer in its sole discretion.”

SECTION 17. Additional Events of Default.

(a) The following shall be added to the end of Section 14(a) as new subsections (xv), (xvi), (xvii), (xviii), (xix), (xx) and (xxi):

“ (xv) (i) Seller shall default in the payment of any other amount payable by it hereunder after notification by the Buyer of such default, and such default shall have continued unremedied for five (5) days or (ii) any Paydown Target Deficiency shall have continued unremedied for ninety (90) days; or”

(xvi) if Seller or Sponsor shall fail to comply with the Restructuring Amendment; or

(xvii) other than (1) Permitted CDO Acquisitions (2) the acquisition of debt of Sponsor or its Subsidiaries in exchange for equity of Sponsor with the prior approval of Buyer and the other Secured Creditors, such approval not to be unreasonably withheld or delayed; and (3) any such transactions approved by the Buyer and the other Secured Creditors (in their sole discretion), the entering into of any transaction pursuant to which Sponsor or any Affiliate thereof acquires an asset or otherwise makes a new Investment; or

(xviii) in respect of any Purchased Asset that is a collateralized debt obligation, the failure of the issuer of such collateralized debt obligation to transfer any cash that such issuer is permitted to release to its equity holders to the Cash Management Account on a monthly basis; or

(xix) Sponsor or any Affiliate thereof defaults in the payment of any principal of, or interest on, any Unsecured Anthracite Note (whether at stated maturity, upon acceleration or at mandatory or optional prepayment), and, before the end of any applicable grace period, Sponsor shall have failed to (a) obtain a forbearance or enter into a definitive restructuring with respect to such Unsecured Anthracite Notes on terms satisfactory to the Buyer and each other Secured Creditor in their respective sole discretion, or (b) cure such failure; or

(xx) the payment by Sponsor or any of its Subsidiaries of any obligation or liability not otherwise permitted by the Budget or which has not otherwise received the prior written consent of the Buyer and the other Secured Creditors; or

(xxi) the payment by Sponsor or any of its Subsidiaries to BlackRock Financial Management or any other BlackRock Entity on account of principal due under any credit agreement, repurchase agreement, or other credit facility between Sponsor or any of its Subsidiaries, on the one hand, and BlackRock Financial Management or any BlackRock Entity, on the other hand, other than Permitted BlackRock Payments.

SECTION 18. Amendment to Section 14(b)(iii) of the Repurchase Agreement (Events of Default; Remedies). Section 14(b)(iii) of the Repurchase Agreement is hereby amended by deleting Section 14(b)(iii) in its entirety and inserting in lieu thereof the following:

(iii) After five (5) Business Days’ notice to Seller (which notice need not be given if an Act of Insolvency shall have occurred with respect to the Seller or the Sponsor, and which may be the notice given under Section 14(a)(i) above), Buyer may (A) immediately sell, at a public or private sale in a commercially reasonable manner and at such price or prices as Buyer may reasonably deem satisfactory any or all of the Purchased Securities and Purchased Loans or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities and Purchased Loans, to give Seller credit for such Purchased Securities and Purchased Loans in an amount equal to the Market Value of such Purchased Securities and Purchased Loans against the aggregate unpaid Repurchase Price for such Purchased Securities and Purchased Loans and any other amounts owing by Seller under the Transaction Documents. The proceeds of any disposition of Purchased Securities and Purchased Loans effected pursuant to this Section 14(a)(iii) shall be applied, (v) first, to the costs and expenses incurred by Buyer in connection with Seller’s default; (w) second, to consequential damages, including, but not limited to, costs of cover and/or Hedging Transactions, if any; (x) third, to the Repurchase Price; (y) fourth, to the Deferred Restructuring Fee, and (z) fifth, to any other outstanding obligation of Seller to Buyer or its Affiliates.

SECTION 19. Intentionally omitted.

SECTION 20. Intentionally omitted.

SECTION 21. Recourse and Remedies. Each of the parties acknowledges and agrees that:

(A) Limited Recourse.

(a) “Directors” shall mean the directors of AHR Ireland who are employees of Citco Corporate Services (Ireland) Limited as shall be appointed from time to time as directors of AHR Ireland and shall include the employer of the directors, the shareholders of the employer, it’s shareholders and agents (if any). For the avoidance of doubt and for the purposes of this provision only, neither the Guarantor, nor any of its subsidiaries or Affiliates shall be deemed to be a “Director” of AHR Ireland;

(b) Subject to clause (c) below, the Buyer shall not take or initiate any insolvency or bankruptcy proceedings (including, without limitation, examinership) or issue any petition for the winding up of Irish Seller. If any such winding up, insolvency or bankruptcy proceedings of Irish Seller shall commence, the Buyer may exercise any right and take any action available to any creditor in any such circumstances.

(c) the Buyer may enforce the Transaction Documents in accordance with the provisions thereof and such enforcement may include, without limitation, the appointment by it of a receiver to all or any part of the Collateral;

(d) Buyer’s recourse in respect of the Repurchase Price or any claim against Seller relating or in connection with the Transaction Documents is limited to the Purchased Assets, the other DB Primary Interests, the DB Secondary Collateral, the Additional Collateral and the sums, proceeds, receivables and all other rights relating, appertaining or attaching thereto or deriving therefrom. In such regard, Buyer may take all or any such action with respect to such assets to seek to maximize its return upon enforcement. For the avoidance of doubt, this provision shall only limit the liability of Seller for the discharge of all obligations under the Transaction Documents and any claim against Seller in respect of or in connection with the Transaction Documents, and shall not limit or restrict in any way the accrual of interest on any unpaid amount, or, other than in respect of Seller, derogate from or otherwise limit the right of recovery, realization or application by Buyer on any unpaid amount or pursuant to any of the Transaction

Documents; provided, however, that nothing contained in this Section 21(A)(a) shall limit the rights of Buyer to bring or commence any action, claim or proceeding (or take any other action) as it may see fit for the sole purpose of enabling it to claim against the Sponsor for the full amount of any loss it may incur hereunder;

(e) for the avoidance of doubt, save as expressly prohibited in this Section 21, nothing in this Section 21 shall extinguish or be deemed to extinguish the right of the Buyer to contact and hold meetings with any other creditor of Sponsor, AHR Capital or any of their respective Subsidiaries; and

(f) absent fraud, negligence, willful or misleading misconduct, deliberate action or omission designed to mislead, avoid, reduce or mitigate liability, or breach of statutory duty, no personal liability shall attach to the Directors and the Buyer shall not take or initiate any proceedings or issue any petition against the Directors in connection with the Loan Documents.

(B) Acknowledgement of Strict Foreclosure Remedy.

(a) Each of Sponsor and Seller hereby acknowledge that, but for the waivers granted by the Buyer prior to the Amendment Effective Date, it is in default under the Repurchase Agreement for purposes of Section 9-620 of the UCC.

(b) Each of Sponsor and Seller hereby acknowledge and agree that, notwithstanding anything contained herein to the contrary, should anyone successfully challenge the Buyer’s ability to accept the Collateral in full satisfaction of the Transactions pursuant to the terms of Section 14 of this Agreement, the Buyer shall retain all of the rights and remedies afforded a secured creditor under the UCC and any other applicable law.

(C) Automatic Stay. Notwithstanding anything contained herein to the contrary, in recognition of the risks associated with the Buyer’s execution and performance of the Restructuring Amendment, and in consideration of the waivers of margin payments, waivers of financial covenants and other modifications to the Transaction Documents, Sponsor and Seller, for itself and on behalf of all of their respective Subsidiaries, agree that in the event that Sponsor or Seller becomes subject to any bankruptcy or insolvency proceedings, the Buyer shall be entitled to relief from any automatic stay imposed by Section 362 of the Bankruptcy Code or any other applicable law, or otherwise, on or against the exercise of the rights and remedies otherwise available to Buyer hereunder, in any Transaction Document and as otherwise provided by law, and Sponsor and Seller, for itself and on behalf of all of their respective Subsidiaries, hereby waives the benefit of such automatic stay and consent and agree to raise no objection to such relief.”

SECTION 22. Intentionally omitted.

SECTION 23. Intentionally omitted.

SECTION 24. Intentionally omitted.

SECTION 25. Amendments to Section 5 (Income Payments and Principal Payments). The Existing Repurchase Agreement is hereby amended by deleting Sections 5(c), 5(d), 5(e) and 5(f) in their entirety and inserting in lieu thereof the following:

“(c) So long as no Event of Default with respect to any Purchased Security and Purchased Loan shall have occurred and be continuing, all Income received by the Depository in respect of the Purchased Securities and the Purchased Loans and the associated Hedging Transactions (other than Principal Payments) during each Collection Period shall be applied by the Depository on the related Remittance Date as follows:

(i) first, to the payment of all fees and expenses, due and payable by Sponsor or any of its Subsidiaries to the Custodian pursuant to the Custodial Agreement;

(ii) second, to the payment of all costs due and payable by Sponsor or any of its Subsidiaries to the Buyer pursuant to any Transaction Document (other than payments in respect of the Deferred Restructuring Fee), in each case, such payment to be allocated by the Buyer in its sole discretion;

(iii) third, to the Buyer in payment of any accrued and unpaid Price Differential which has accrued and is outstanding in respect of all the Purchased Assets, such payment to be allocated by the Buyer in its sole discretion;

(iv) fourth, to the Buyer on account of the Repurchase Price of all Purchased Assets until the Repurchase Price for all of the Purchased Assets has been reduced to zero, in each case, such payment to be allocated by the Buyer in its sole discretion;

(v) fifth, to the Buyer in payment of the Guaranteed Deferred Restructuring Fee until such amount is reduced to zero, such payment to be allocated by the Buyer in its sole discretion;

(vi) sixth, to the Buyer in payment of the Secondary Deferred Restructuring Fee until such amount is reduced to zero, such payment to be allocated by the Buyer in its sole discretion; and

(vii) seventh, any amount remaining in the Cash Management Account to be deposited in the Cash Management Account (as defined in the Custodial and Account Control Agreement) and applied pursuant to the terms of the Custodial and Account Control Agreement.

(d) So long as no Event of Default with respect to any Purchased Security and Purchased Loan shall have occurred and be continuing, any Principal Payment received by the Depository in respect of any of the Purchased Securities and the Purchased Loans during each Collection Period, and any amounts received pursuant to Section 2(d)(iii) of the Custodial and Account Control Agreement shall be applied by the Depository on the related Remittance Date in the following order of priority:

(i) First, to the Buyer in payment of the Asset Attributable Repurchase Price of the related Purchased Asset in respect of which any principal payment in respect of such Purchased Asset, in each case, has been received until the Asset Attributable Repurchase Price for such Purchased Asset has been reduced to zero;

(ii) Second, to the Buyer on account of the Repurchase Price of all Purchased Assets until the Repurchase Price for all of the Purchased Assets has been reduced to zero, in each case, such payment to be allocated by the Buyer in its sole discretion;

(ii) Third, to the Buyer in payment of the Guaranteed Deferred Restructuring Fee until such amount is reduced to zero, such payment to be allocated by the Buyer in its sole discretion;

(iii) Fourth, to the Buyer in payment of the Secondary Deferred Restructuring Fee until such amount is reduced to zero, in each case, such payment to be allocated by the Buyer in its sole discretion; and

(iv) Fifth, any amount remaining in the Cash Management Account to be deposited in the Cash Management Account (as defined in the Custodial and Account Control Agreement) and applied pursuant to the terms of the Custodial and Account Control Agreement.

(e) If an Event of Default shall have occurred and be continuing, all Income received by the Depository in respect of the Purchased Securities and the Purchased Loans and the associated Hedging Transactions shall be applied by the Depository on the Business Day next following the Business Day on which such funds are deposited in the Cash Management Account as follows:

(i) First, to the payment of all fees and expenses, due and payable by Sponsor or any of its Subsidiaries to the Custodian pursuant to the Custodial Agreement;

(ii) Second, to (i) the Buyer in payment of the Price Differential which has accrued and is outstanding in respect of all of the Purchased Assets, in each case, such payment to be allocated by the Buyer in its sole discretion;

(iii) Third, to the payment of all other amounts (other than the Repurchase Price of Purchased Assets) due and payable by Sponsor or any of its Subsidiaries to the Buyer pursuant to the Repurchase Agreement or any other Transaction Document (including, without limitation, the Deferred Restructuring Fee), in each case, such payment to be allocated by the Buyer in its sole discretion;

(iv) Fourth, to the Buyer on account of the Repurchase Price of all Purchased Assets until the Repurchase Price for all of the Purchased Assets has been reduced to zero, such payment to be allocated by the Buyer in its sole discretion; and

(v) Fifth, any amount remaining in the Cash Management Accounts to be deposited in the Cash Management Account (as defined in the Custodial and Account Control Agreement) and applied pursuant to the terms of the Custodial and Account Control Agreement.”

SECTION 26. Conditions Precedent. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which the following conditions precedent shall have been satisfied:

(a) the Buyer shall have received:

(i) each document listed on Exhibit A hereto (the “Restructuring Documents”), executed and delivered by a duly authorized signatory of each party thereto, in form and substance acceptable to the Buyer in its sole discretion;

(ii) with respect to any loan constituting Additional Collateral, a copy of an irrevocable direction letter executed by the applicable Affiliate of Sponsor, to the underlying obligor or other applicable party making payments on such loan, instructing such Person to make all payments in respect of such loan to the Cash Management Account (as defined in the Custodial and Account Control Agreement), together with proof of delivery to such Person;

(iii) a certificate of each of the Anthracite Parties, dated as of the Amendment Effective Date, with appropriate insertions and attachments, satisfactory in form and substance to the Buyer, executed by a Responsible Officer of such Anthracite Party;

(iv) a copy of the resolutions, in form and substance satisfactory to the Buyer, of the Board of Directors (or other correlative body) of each Anthracite Party authorizing (i) the execution, delivery and performance of this Agreement and each other Restructuring Document to which it is a party, and (ii) the granting by it of the Liens created pursuant to the Restructuring Documents, in each case, as applicable, certified by the Secretary or an Assistant Secretary of each Anthracite Party as of the Amendment Effective Date, which certification shall be in form and substance satisfactory to the Buyer and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded;

(v) a certificate of each Anthracite Party, dated the Amendment Effective Date, as to the incumbency and signature of the officers of such Anthracite Party executing this Amendment and any other Restructuring Document, shall be satisfactory in form and substance to the Buyer, and shall be executed by an applicable Responsible Officer thereof;

(vi) true and complete copies of the organizational documents of each Anthracite Party, certified as of the Amendment Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Anthracite Party;

(vii) certificates (where such certificates are available) dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of each Anthracite Party (i) in the jurisdiction of its organization and (ii) in each other jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires it to qualify as a foreign Person;

(viii) for the account of the Buyer, payment and reimbursement for all of the Buyer’s costs and expenses incurred in connection with this Amendment, all prior amendments and modifications to the Repurchase Agreement, any other documents prepared in connection herewith and therewith and the transactions contemplated hereby and thereby, other than the fees and disbursements of Sidley Austin LLP, counsel to the Buyer, which counsel fees and disbursements shall be paid in accordance with Section 33 hereof.

(ix) a copy of the Budget, in form and substance satisfactory to the Buyer in its sole discretion;

(x) the certificates representing the shares or other equity interests not already delivered to the Buyer and pledged pursuant to the Parent Pledge Agreement, if any, together with an undated stock power for each such stock certificate executed in blank by a duly authorized officer of the pledgor thereof or such certificate duly endorsed in blank for each such certificate evidencing a limited liability company interest. Each “Issuer” referred to in the Parent Pledge Agreement shall have delivered an acknowledgement and consent to such Parent Pledge Agreement, executed by a duly authorized officer of such Issuer, in substantially the form appended to such Parent Pledge Agreement;

(xi) evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC, necessary or, in the opinion of the Buyer, desirable to perfect the Liens created by this Agreement shall have been completed;

(xii) the results of a recent search by a Person satisfactory to the Buyer of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal Property of Sponsor, and the results of such search shall be satisfactory to the Buyer;

(xiii) legal opinions of United States, English and Irish outside counsel to the Loan Parties which shall cover such matters incident to the transactions contemplated by the Restructuring Documents as the Buyer may reasonably require;

(xiv) any documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create, in favor of the Collateral Agent, for the benefit of Seller and any other applicable Secured Creditor, a perfected, second priority security interest in the DB Secondary Collateral, subject to no Liens other than the first priority Lien in favor of the applicable Secured Creditor, for filing, registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such security interest;

(xv) copies certified by the applicable Anthracite Party, of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by such Anthracite Party of, and the validity and enforceability of, the Restructuring Documents, which consents, licenses and approvals shall be in full force and effect;

(xvi) a true, correct and complete summary of the corporate structure of Sponsor and its Subsidiaries as of the date hereof, showing all corporate and contractual relationships (including, without limitation, any payments or distribution obligations) (1) among and between such Persons and (2) among such Persons and any BlackRock Entity, such summary to be certified as to its accuracy by a Responsible Officer of Sponsor, and be in form and substance acceptable to the Buyer in its sole discretion;

(b) a Buyer and the Seller shall have entered into a transaction pursuant to the Repurchase Agreement in respect of the LEAFs Asset, which transaction is a “securities contract” as contemplated by Section 741(7)(A)(xi) of the Bankruptcy Code as a security agreement or arrangement or other credit enhancement related to any agreement or transaction referred to in Section 741(7)(A) of the Bankruptcy Code; and

(c) each of the representations and warranties made and restated by the Guarantor and the Buyer pursuant to Section 27 of this Amendment shall be true and complete in all material respects as though made on such date (except for any such representation or warranty that by its terms refers to a specific date other than the date first above written, in which case it shall be true and correct in all material respects as of such other date).

SECTION 27. Representations and Warranties. On and as of the date first above written, each of Sponsor and Seller hereby represents and warrants to the Buyer that (a) it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, (b) the Seller and Sponsor have received all consents, licenses, and approvals, if any, required in connection with the execution, delivery and performance by the Seller and Sponsor of, and the validity and enforceability of, the Restructuring Documents, which consents, licenses and approvals shall be in full force and effect, (c) after giving effect to the Restructuring Documents, no Default or Event of Default (as such term is defined in the applicable Senior Secured Facility) under any Senior Secured Facility has occurred and is continuing, and (d) after giving effect to this Amendment, the representations and warranties contained in Section 10 of the Repurchase Agreement are true and correct in all material respects as though made on such date (except for any such representation or warranty that by its terms refers to a specific date other than the date first above written, in which case it shall be true and correct in all material respects as of such other date).

SECTION 28. General Release. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Sponsor and Seller, for: (i) itself, (ii) any Affiliate thereof, and (iii) the respective partners, officers, directors, shareholders, successors and assigns of all of the foregoing persons and entities,

(a) hereby releases and forever discharges each of the Buyer and each of its respective Subsidiaries, affiliates (excluding any Affiliate of Sponsor), its past, present and future officers, directors, agents, employees, partners, managers, shareholders, servants, attorneys and representatives, as well as their, successors, assigns, their respective heirs, legal representatives, legatees, predecessors-in-interest, successors and assigns, of and from any and all actions, claims, demands, damages, debts, suits, contracts, agreements, losses, liabilities, indebtedness, causes of action either at law or in equity, obligations of whatever kind or nature, accounts, defenses, and offsets against liabilities and obligations, whether known or unknown, direct or indirect, new or existing, by reason of any matter, cause or thing whatsoever occurring on or prior to the date hereof arising out of or relating to any matter or thing whatever, including without limitation, such claims and defenses as fraud, misrepresentation, breach of duty, mistake, duress, usury, claims pertaining to so-called “lender liability,” and claims pertaining to creditor’s rights, which such party ever had, now has, or might hereafter have against the other, jointly or severally, for or by reason of any matter, act, omission, cause or thing whatsoever occurring, on or prior to the date of this Amendment, that is related to, in whole or in part, directly or indirectly, the Repurchase Agreement and the Transaction Documents; and

(b) warrants, represents and acknowledges that it has no defenses to the payment of, nor any right to set off against, all or any obligation set forth in the Repurchase Agreement or the Transaction Documents, nor any counterclaims or other rights of action against Buyer of any kind whatsoever, including, without limitation, any right to contest any of the following: the enforceability, applicability or validity of any provisions of the Transaction Documents, the existence, validity, enforceability, or perfection of any security interest or mortgage in favor of Buyer, the conduct of Buyer in administering the Transaction Documents and any legal fees and expenses incurred by any Buyer under this Amendment, the Repurchase Agreement or the other Transaction Documents.

SECTION 29. Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms; provided, however, that upon the Amendment Effective Date, all references in the Repurchase Agreement to the “Transaction Documents” shall be deemed to include, in any event, this Amendment. Each reference to Repurchase Agreement in any of the Transaction Documents shall be deemed to be a reference to the Repurchase Agreement as amended hereby.

SECTION 30. Override Provision. Notwithstanding any provision in either the Repurchase Agreement, the Custodial Agreement or any Transaction Document to the contrary, which are hereby pro tanto superseded and modified or replaced mutatis mutandis to the extent of any inconsistency, the provisions in this Amendment shall apply from and after the date hereof.

SECTION 31. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 32. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 33. Covenant. Each of Sponsor and Seller hereby covenants and agrees, on a joint and several basis, to pay promptly, following receipt of an invoice therefor, the fees and disbursements of Sidley Austin LLP, counsel to the Buyer, incurred by Buyer in connection with this Amendment, all prior amendments and modifications to the Repurchase Agreement, any other documents prepared in connection herewith and the transactions contemplated hereby and thereby; provided that if such invoiced amounts are not paid in full within two (2) Business Days of the date of receipt of the applicable invoice by Sponsor, each of Sponsor and Seller, as applicable, hereby acknowledges and agrees that with respect to the Cash Management Account established in connection with the Repurchase Agreement, the Depository shall apply (at the direction of the Buyer) all Income received by the Depository in respect of the Purchased Assets and the associated Hedging Agreements on the Business Day next following the Business Day on which such Income is deposited in the Cash Management Account to the payment of such invoiced but unpaid amounts until such amounts are paid in full, the Buyer shall be entitled to direct the Depository to pay such invoiced but unpaid amounts directly to Sidley Austin LLP from the funds on deposit in the Cash Management Account until all such invoiced but unpaid amounts are paid in full. All terms used in this Section 33 and not otherwise defined in this Amendment, shall have the meaning set forth in the Repurchase Agreement.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

ANTHRACITE CAPITAL, INC., as Sponsor

By:	Richard Shea
Name:	Richard Shea
Title:	President

ANTHRACITE FUNDING, LLC, as Seller

By:	Richard Shea
Name:	Richard Shea
Title:	Director

[Signatures Continue on the Following Pages]

SIGNED SEALED AND DELIVERED by
the duly authorised attorney of	Richard Shea
AHR CAPITAL DB LIMITED	Name: Richard Shea
in the presence of:

Paul Horowitz
Signature of Witness

Paul Horowitz
Name of Witness

Address of Witness
New York, New York

[Signatures Continue on the Following Page]

DEUTSCHE BANK AG, CAYMAN ISLANDS BRANCH, as Buyer

By:	Christopher E. Tognola
Name:	Christopher E. Tognola
Title:	Managing Director

By:	Christine Belbusti
Name:	Christine Belbusti
Title:	Director

Exhibit A

BOA Restructuring Documents

(1) The Omnibus Amendment to the Credit Agreement and Custodial and Payment Application Agreement, dated as of May 15, 2009, among the BANA Borrowers, Sponsor, BANA Lender and the BANA Custodian;

(2) the Second Amended and Restated Parent Guaranty, dated as of the date hereof, made by Sponsor in favor of BANA;

(3) the Second Amended and Restated Parent Pledge Agreement, dated as of the date hereof, made by Sponsor in favor of the BOA Parties;

(4) the Amended and Restated Borrower Security Agreement Reaffirmation Agreement, dated as of the date hereof, made by the BANA Borrower in favor of the BOA Parties;

(5) the Affiliate Security Agreement Amendment and Reaffirmation Agreement, dated as of the date hereof, made by the BOA Seller in favor of the BANA Lender;

(6) the Parent Security Agreement, dated as of the date hereof, made by Sponsor in favor of the BOA Parties;

(7) the Amendment to the Repurchase Agreement, dated as of the date hereof, among the BOA Buyers and the BOA Seller;

(8) the Second Amended and Restated Guaranty, dated as of the date hereof, made by Sponsor in favor of the BOA Buyers.

(9) the First Deed of Charge and Assignment Second Supplemental Deed, dated as of the date hereof, made by BANA Borrower in favor of the Collateral Agent, for the benefit of the BOA Parties;

(10) the Notice to Custodian (Repo) dated as of the date hereof, from Sponsor and BANA to Wells Fargo, as custodian under the BOA Repurchase Agreement;

(11) the Amendment to Collateral Account Control Agreement, dated on or about the date hereof, among BANA Borrower, BANA Lender and Bank of America, N.A., as custodian; and

(12) the Amendment to Eligible Assets Account Control Agreement, dated on or about the date hereof, among the BANA Borrower, BANA Lender and Bank of America, N.A., as custodian.

Exhibit A

DB Restructuring Documents

(13) Amendment No. 4 to the DB Repurchase Agreement, dated as of the date hereof, among Seller, Sponsor and Buyer;

(14) Amendment No. 3 to the Guaranty, dated as of the date hereof, between Sponsor and Buyer;

(15) the Seller Security Agreement, dated as the date hereof, made by Seller in favor of Buyer;

(16) the Parent Pledge Agreement, dated as of the date hereof, made by Seller in favor of Buyer;

(17) the Irish Share Charge, dated on or about the date hereof, made by Sponsor in favor of Buyer; and

(18) the Irish Debenture, dated on or about the date hereof, made by Irish Seller in favor of Buyer.

Exhibit A

MS Restructuring Documents

(1) The Fourth Amended and Restated Facility Agreement, dated as of the date hereof, among the AHR-MS Borrower and Morgan Stanley;

(2) the Amendment Deed, dated as of the date hereof, made by the AHR-MS Borrower to Morgan Stanley;

(3) the Second Amended and Restated Guaranty, dated as of the date hereof, among the AHR-MS Borrower and Morgan Stanley;

(4) the Amendment to the Debenture, dated as of the date hereof, among the AHR-MS Borrower and Morgan Stanley; and

(5) the Parent Pledge Agreement, dated as of the date hereof, made by Sponsor in favor of Morgan Stanley.

Exhibit A

Second Lien Restructuring Documents

(1) the Second Priority Pledge and Security Agreement, dated on or about the date hereof, made by AHR-MS Borrower in favor of the Collateral Agent, for the benefit of BOA Parties and Buyer;

(2) the Second Priority Collection Account Control Agreement, dated on or about the date hereof, made by AHR-MS Borrower in favor of the Collateral Agent, for the benefit of BOA Parties and Buyer;

(3) the Second Ranking Debenture, dated on or about the date hereof, made by AHR-MS Borrower in favor of the Collateral Agent, for the benefit of the BOA Parties and Buyer;

(4) the Second Priority Parent Pledge Agreement, dated on or about the date hereof, made by Sponsor in favor of the Collateral Agent, for the benefit of the BOA Parties and Buyer;

(5) the Second Priority Seller Security Agreement, dated on or about the date hereof, made by Delaware Seller in favor of the Collateral Agent, for the benefit of the BOA Parties and Morgan Stanley;

(6) the Second Priority Parent Pledge Agreement, dated on or about the date hereof, made by Sponsor in favor of the Collateral Agent, for the benefit of the BOA Parties and Morgan Stanley;

(7) the Second Priority Affiliate Security Agreement, dated on or about the date hereof, made by the Delaware Seller in favor of the Collateral Agent, for the benefit of Morgan Stanley and Buyer;

(8) the Second Priority Borrower Security Agreement, dated on or about the date hereof, made by the BANA Borrower in favor of the Collateral Agent, for the benefit of Morgan Stanley and Buyer;

(9) the Second Priority Parent Pledge Agreement, dated on or about the date hereof, made by Sponsor in favor of the Collateral Agent, for the benefit of Morgan Stanley and Buyer;

(10) the Second Deed of Charge and Assignment, dated on or about the date hereof, made by BANA Borrower in favor of the Collateral Agent, for the benefit of Morgan Stanley and Buyer;

(11) the Second Priority Share Charge, dated on or about the date hereof, made by Sponsor in favor of the Collateral Agent, for the benefit of Morgan Stanley and Buyer;

(12) the Second Priority Irish Debenture, dated on or about the date hereof, made by BANA Borrower in favor of the Collateral Agent, for the benefit of Morgan Stanley and Buyer;

(13) the Second Priority Collection Account Control Agreement, dated on or about the date hereof, among Bank of America, N.A., as custodian, the BANA Borrower and the Collateral Agent, for the benefit of Morgan Stanley and Buyer; and

(14) the Second Priority Eligible Assets Account Control Agreement, dated on or about the date hereof, among Bank of America, N.A., as custodian, the BANA Borrower and the Collateral Agent, for the benefit of Morgan Stanley and Buyer;

Exhibit A

(15) the Second Priority Parent Security Agreement, dated on or about the date hereof, made by Sponsor in favor of the Collateral Agent, for the benefit of Morgan Stanley and Buyer;

(16) the Second Priority Irish Share Charge, dated on or about the date hereof, made by the Sponsor in favor of the Collateral Agent, for the benefit of the BOA Parties and Buyer;

(17) the Second Priority Irish Share Charge, dated on or about the date hereof, made by Sponsor in favor of the Collateral Agent, for the benefit of the BOA Parties and Morgan Stanley; and

(18) the Second Priority Irish Debenture, dated on or about the date hereof, made by the Irish Seller in favor of the BOA Parties and Morgan Stanley.

Exhibit A

Common Restructuring Documents

(1) The Custodial and Account Control Agreement, dated as of the date hereof, among the Loan Parties, the Secured Creditors and the Collateral Agent;

(2) The Intercreditor Agreement, dated as of the date hereof, among the Loan Parties, the Secured Creditors and the Collateral Agent;

(3) the Collateral Agency Agreement, dated as of the date hereof, among the Loan Parties, the Secured Creditors and the Collateral Agent;

(4) the Equity Pledge and Security Agreement, dated as of the date hereof, made by Sponsor to the Collateral Agent, for the benefit of the Secured Creditors;

(5) the Pledge and Security Agreement, dated as of the date hereof, made by SPE Holdco in favor of the Collateral Agent, for the benefit of the Secured Creditors;

(6) the First Priority Irish Share Charge, dated as of the date hereof, made by Anthracite in favor of the Collateral Agent, for the benefit of the Secured Creditors;

(7) the BOA Post-Closing Letter (Credit Agreement), dated as of the date hereof, among the BANA Borrowers and the BOA Parties;

(8) the BOA Post-Closing Letter (Repurchase Agreement), dated as of the date hereof, among the BOA Seller and the BOA Parties;

(9) the DB Post-Closing Letter, dated as of the date hereof, among Seller and Buyer; and

(10) the MS Post-Closing Letter, dated as of the date hereof, among the AHR-MS Borrower and Morgan Stanley.

Exhibit A

Exhibit B

Unsecured Anthracite Notes

1.	11.75% Senior Notes issued August 2007

2.	Variable Rate Senior Unsecured Notes issued May 2007

3.	Variable Rate Senior Unsecured Notes issued June 2007

4.	7.20% Senior Unsecured Notes issued October 2006

5.	7.22% Senior Unsecured Notes issued October 2006

6.	Variable Rate Junior Subordinated Notes €20 MM issued April 2007

7.	Variable Rate Junior Subordinated Notes €30 MM issued April 2007

8.	Variable Rate Junior Subordinated Notes issued January 2006

9.	Variable Rate Junior Subordinated Notes issued September 2005

10.	Variable Rate Junior Subordinated Notes issued March 2006

11.	Preferred Securities and Common Securities issued by Anthracite Capital Trust II

12.	Preferred Securities and Common Securities issued by Anthracite Capital Trust I

13.	Preferred Securities and Common Securities issued by Anthracite Capital Trust III

14.	9.375% Series C Cumulative Redeemable Preferred Stock

15.	8.25% Series D Cumulative Redeemable Preferred Stock

16.	12% Series E-1 Cumulative Convertible Redeemable Preferred Stock

17.	12% Series E-2 Cumulative Convertible Redeemable Preferred Stock

Exhibit B

Exhibit C

Quarterly Paydown Targets

Month	Cumulative Amortization
September 2009	$6,562,346

December 2009	$10,499,754

March 2010	$14,437,162

June 2010	$18,374,570

September 2010	$22,311,978

December 2010	$26,249,386

March 2011	$30,186,793

June 2011	$34,124,201

Exhibit C

Exhibit D

Existing Indebtedness

1.	11.75% Senior Notes issued August 2007

2.	Variable Rate Senior Unsecured Notes issued May 2007

3.	Variable Rate Senior Unsecured Notes issued June 2007

4.	7.20% Senior Unsecured Notes issued October 2006

5.	7.22% Senior Unsecured Notes issued October 2006

6.	Variable Rate Junior Subordinated Notes €20 MM issued April 2007

7.	Variable Rate Junior Subordinated Notes €30 MM issued April 2007

8.	Variable Rate Junior Subordinated Notes issued January 2006

9.	Variable Rate Junior Subordinated Notes issued September 2005

10.	Variable Rate Junior Subordinated Notes issued March 2006

11.	Preferred Securities and Common Securities issued by Anthracite Capital Trust II

12.	Preferred Securities and Common Securities issued by Anthracite Capital Trust I

13.	Preferred Securities and Common Securities issued by Anthracite Capital Trust III

14.	9.375% Series C Cumulative Redeemable Preferred Stock

15.	8.25% Series D Cumulative Redeemable Preferred Stock

16.	12% Series E-1 Cumulative Convertible Redeemable Preferred Stock

17.	12% Series E-2 Cumulative Convertible Redeemable Preferred Stock

Exhibit D

Exhibit E

Monthly Reporting

Included in the monthly reports to be provided to the Lender pursuant to Section 16, each such report shall specify:

1)	details in relation to all payments credited to the Cash Management Account during that Collection Period:

a)	the amount of such payment;

b)	the currency of such payment;

c)	the amount of accrued interest in respect of such payment;

d)	the Cash Management Account into which such payment was made;

e)	if the payment relates to a Purchased Asset, the Purchased Asset to which such payment relates;

f)	if the payment does not relate to a Purchased Asset, the details of what the payment relates to;

2)	a report on principal, interest and other amounts received by AHR Ireland and SPE Holdco for the most recently completed monthly period and a report on amounts paid under the Custodial and Account Control Agreement on the last Remittance Date;

3)	detailing for each Purchased Asset, on an asset by asset basis, the principal outstanding balance of that Purchased Asset;

4)	attaching reports relating to the Property underlying the Primary Interests and Additional Collateral as the relevant Sponsor Party or Subsidiary thereof may have received or is otherwise entitled to receive from a servicer or the applicable underlying obligor; and

5)	detailing delinquencies and losses under the Primary Interests and Additional Collateral.

Exhibit E